June 28, 1994






Leggett & Platt Incorporated
No. 1 Leggett Road
Carthage Mo  64836

     Re:  1989 Flexible Stock Plan
          Form S-8 Registration Statement
          Our File #3-19-5

Gentlemen:

     As Assistant General Counsel, Managing Director of the Legal Department, of Leggett & Platt, Incorporated, a Missouri corporation (the "Company"), I have acted on its behalf in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended, for 1,701,599 shares (the "Shares") of $.01 par value Common Stock (the "Common Stock") of the Company to be issued in accordance with the terms of the 1989 Flexible Stock Plan (the "Plan") of the Company.

     In this connection, I have examined and am familiar with the following documents:

       (i) Copy of the Restated Articles of Incorporation of the Company;

      (ii)     Copy of the Bylaws of the Company, as amended to date;

     (iii) Minutes of the meetings of the Board of Directors and Shareholders of the Company relating to the adoption of the Plan;

      (iv)     Copy of the Plan as amended through May 11, 1994;

       (v)     The Registration Statement and all exhibits thereto.

     I have also examined such other documents as I have deemed necessary to the expression of the opinion contained herein.

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Leggett & Platt, Incorporated
Page 2
June 28, 1994



     Based upon the foregoing, I am of the opinion that:

       (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri;

      (ii) The Company has an authorized capitalization as set forth in the Registration Statement;

     (iii) The Plan has been duly created and adopted by the Board of Directors of the Company and has been duly approved by the Shareholders of the Company and is a legal, valid and binding obligation of the Company enforceable in accordance with its terms;

      (iv) The issuance of Shares pursuant to the Plan has been duly and validly authorized by necessary corporate action; and

       (v) The Shares when issued in accordance with the terms of the Plan will be validly issued, fully paid and nonassessable.

     I hereby consent to the use of my name in the Registration
Statement and the related Prospectus and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement.

                              Very truly yours,

                              LEGGETT & PLATT, INCORPORATED


                              /s/ Ernest C. Jett
                              Ernest C. Jett
                              Assistant General Counsel
                              Managing Director, Legal Department





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